Exhibit 10.1

                             Compensation Agreement

This Compensation Agreement (the "Agreement") dated this 8th day of May, 2009 (the "Execution Date"),

BETWEEN:

               Marine Exploration Inc of 535 16th Street Suite 820
                                (the "Employer")
OF THE FIRST PART

- AND -

  Mark Goldberg, Robert Stevens, and Paul Enright of 535 16th Street Suite 820
                                (the "Employees")

OF THE SECOND PART

BACKGROUND:

A. The Employeess listed above have provided invaluable services and capital to the Employer and are pivotal to its survival and success, and deserve reasonable compensation.

B. The Employeess are interested in compensation that is performance based and in the best interests of all parties, therefore:


IN CONSIDERATION OF and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

1. The terms of the Employment Agreement, as amended, are amended by the terms of this Agreement.

2. The Employees will receive compensation as follows: 2.5% each of the gross treasure yield from the various projects being developed by Marine for the term of the contract, paid in kind or proceeds at the sole discretion of each Employee.

3. The Employees compensation will be payable according to the Employer's policy while this Agreement is in force. The Employer is entitled to deduct from the Employees compensation any applicable deductions and remittances as required by law.

4.   This Agreement is effective from May 8, 2009 until May 8, 2012.

5. Except where the context otherwise requires, the terms of the Employment Agreement will apply to this Agreement.

6. The terms of this Agreement will take precedence over the Employment Agreement unless a new employment agreement or similar agreement is later entered into.

7. Upon the completion of the term of this Agreement, the compensation will be set in accordance with the Employment Agreement.

     Miscellaneous Terms
     -------------------

8. This Agreement is a personal one, being entered into in reliance upon and in consideration of the personal skill and qualifications of the Employees. Without the prior written consent of the Employer, the Employees will not voluntarily or by operation of law assign or otherwise transfer the obligations created under the terms of this Agreement.

9. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neutral gender include the masculine gender and the feminine gender and vice versa.

10. The Employer and the Employees acknowledge that this Agreement is reasonable, valid and enforceable. However, if a court of competent jurisdiction finds any of the provisions of this Agreement to be too broad to be enforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable.

11. In the event that any of the provisions of this Agreement will be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions will nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement and the remaining provisions had been executed by both parties subsequent to the expungement of the invalid provision.

12. Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

13. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final agreement. All such statements are unenforceable. Only the written terms of this Agreement will bind the parties.

IN WITNESS WHEREOF the Parties have properly executed this Agreement on this 8th day of May, 2009.

Marine Exploration Inc
per: //Signed//
     ----------
(Seal)





Mark Goldberg, Robert Stevens, and Paul Enright per: //Signed//
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(Seal)